Exhibit 10.74

REAL ESTATE PURCHASE AGREEMENT
By and Between
SELLERS

and
HINES REIT LAGUNA CAMPUS LLC OR ASSIGNS
BUYER
Dated: November 28, 2006

REAL ESTATE PURCHASE AND SALE AGREEMENT
     THIS REAL ESTATE PURCHASE AGREEMENT (“Agreement”) is made and entered into effective November 28, 2006 (“Date of the Agreement”), by and between the undersigned sellers, consisting of the Laguna North Building Sellers, Laguna North Land Sellers, Laguna South Building Sellers, Laguna South Land Sellers, and FC27 Sellers, all of whom are Washington limited liability companies (individually a “Seller” and together “Sellers”) and Hines REIT Laguna Campus LLC, a Delaware limited liability company and/or its assigns (“Buyer”).
W I T N E S S E T H
     WHEREAS, Laguna North Building Sellers are the owners of a building of approximately 104,345 square feet (the “Laguna North Building”), which building is legally described on Exhibit A attached, on land leased from Laguna North Land Sellers, which land is legally described on Exhibit B1 attached (the “Laguna North Land”); and
     WHEREAS, Laguna South Building Sellers are the owners of a building of approximately 104,443 square feet (the “Laguna South Building”), which building is legally described on Exhibit C attached, on land leased from Laguna South Land Sellers, which land is legally described on Exhibit B2 attached (the “Laguna South Land”); and
     WHEREAS, FC27 Sellers are owners of property known as the FC27 Campus, composed of the land legally described on Exhibit B3 attached and the FC27 Seller’s interest in the buildings of approximately 255,905 square feet located thereon (“FC27 Property”);
     WHEREAS, Laguna North Building Sellers wish to sell the Laguna North Building, Laguna North Land Sellers wish to sell the Laguna North Land, Laguna South Building Sellers wish to sell the Laguna South Building, Laguna South Land Sellers wish to sell the Laguna South Land, and FC27 Sellers desire to sell the FC27 Property, and Buyer desires to purchase such land and buildings, together with all easements, rights of way, appurtenances and other rights and benefits thereunto belonging, upon the terms, covenants and conditions hereinafter provided.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, it is hereby mutually agreed by and between Sellers and Buyer as follows:
     1. Agreement to Sell and Purchase. Sellers hereby agree to sell and convey to Buyer, and Buyer hereby agrees to purchase and accept from Sellers, for the Purchase Price (hereinafter defined) and upon and subject to the terms and conditions hereinafter set forth, all of the Sellers’ respective interests in the following described property (hereinafter referred to collectively as the “Property”):

(a)	the land legally described on Exhibits B1, B2, and B3 (collectively the “Land”);

(b)	Sellers’ interest in the Laguna North Building legally described on Exhibit A, Laguna South Building legally described on Exhibit C, the FC27 Property, and all other improvements and related facilities situated on the Land (the “Buildings”);

(c)	all of the rights and appurtenances pertaining to the Land and the Buildings, including all right, title and interest of Sellers in and to adjacent streets, alleys, easements and rights-of-way;

(d)	all of the furniture, furnishings, fixtures, appliances, equipment, machinery, names and other items of tangible and intangible personal property owned by Sellers situated upon or used in connection with the Land and the Buildings, if any;

(e)	those certain operating lease agreements described on Schedule 1, and that certain ground lease described on Schedule 1 (together, the “Leases”), and all security, advance rental and other deposits, if any, made under the Leases;

(f)	all site and as-built plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, now or hereafter in the possession of Sellers which relate to the Property;

(g)	all operating manuals, marketing brochures, market studies, tenant data sheets and other books, records and materials of any kind now or hereafter in the possession or control of Sellers required in connection with the current, continuing, or prior ownership, operation and management of the Improvements;

(h)	all of Sellers’ rights under any leases covering leased equipment, all licenses, permits, logos, warranties, trade lists, tenant lists, trademarks, mailing lists, utility deposits and arrangements, trade names and telephone exchanges related to the ownership, operation and management of the Property;

(i)	maintenance records, service contracts and other contracts or documents (the “Service Contracts”) to which each Seller is a party that relate to the operation of the Property; and

(j)	such other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned or conveyed by Sellers to Buyer.
Sellers reserve and retain all claims for the refund of sewer and traffic mitigation fees paid by Sellers’ predecessors in interest prior to the Closing Date; provided, no such claim or refund shall adversely affect Buyer’s capacity to operate the Property in the same manner operated immediately preceding the Closing. Buyer agrees to reasonably cooperate (at no cost or expense to Buyer) in Sellers’ efforts to collect such fee refunds, including signing documents that may be required to assign the refunds to Sellers.
2. Condition of Property.
     (a) As Is Sale. Buyer specifically acknowledges and agrees that (i) Buyer will have before the Date of Closing (as hereinafter defined), to the extent desired and deemed consistent with good commercial practice and at Buyer’s sole cost and expense, completed an investigation and inspection of the Property including, without limitation, such investigations to determine whether or not Buyer has the necessary governmental approvals to utilize the Property for Buyer’s proposed use, investigations regarding lot line/boundary line adjustments affecting the Property and compliance/non-compliance of the Property with applicable setback requirements (including, without limitation, side yard setbacks), such investigations to determine whether or not the necessary utilities are in order to support Buyer’s proposed use, such soils, engineering and environmental studies as may be necessary to assess the condition of the Property and the suitability of the Property for Buyer’s intended uses, and inspection(s) of the structure, roof, heating, ventilation, air conditioning, electrical and plumbing systems and other components of the Building, the parking areas and other common areas located in, on or about the Property (“Property Inspection”), (ii) Sellers are selling and Buyer is purchasing the Property on an “AS IS WITH ALL FAULTS” basis, and (iii) except for the representations and warranties of Sellers expressly set forth in this Agreement or in the agreements, documents and instruments to be delivered by Sellers at Closing, Buyer is not relying on any representations or warranties of any kind whatsoever, express or implied, from any Sellers, its employees, directors, officers, agents, consultants, contractors, subcontractors or brokers as to any matters concerning the Property including, without limitation, any information contained in any report, plan or other written material including, without limitation, the environmental information given by Sellers to Buyer with respect to the Property.
     Without in any way limiting the generality of the preceding paragraph, in entering into this Agreement and purchasing the Property, Buyer hereby acknowledges and agrees that except for the representations and warranties of Sellers expressly set forth in this Agreement or in the agreements, documents and instruments to be delivered by Sellers at Closing, Sellers have not made, do not hereby make and will not hereafter make any representations or warranties or guarantees, whether express or implied, with respect to the Property or the physical condition thereof including, without limitation:
     (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY.
     (II) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND GROUNDWATER.

     (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVICING THE PROPERTY.
     (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY, VALUE OR ADEQUACY FOR ANY PARTICULAR PURPOSE.
     (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY.
     (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES AND LAWS OR WITH THE RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY.
     (VII) THE PRESENCE OF HAZARDOUS SUBSTANCES (AS HEREINAFTER DEFINED) ON, UNDER, IN OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY OR THE EXISTENCE OF ANY UNDERGROUND TANKS, CONTAINERS OR CONDUITS IN, ON OR ABOUT THE PROPERTY. THE TERM “HAZARDOUS SUBSTANCES” SHALL MEAN ANY CHEMICAL, SUBSTANCE, WASTE, MATERIAL, GAS OR EMISSION WHICH IS DEEMED HAZARDOUS, TOXIC, A POLLUTANT OR A CONTAMINANT UNDER ANY ENVIRONMENTAL LAWS (AS HEREINAFTER DEFINED), OR WHICH HAS BEEN SHOWN TO HAVE SIGNIFICANT ADVERSE EFFECTS ON HUMAN HEALTH OR THE ENVIRONMENT. “HAZARDOUS SUBSTANCES” SHALL INCLUDE, WITHOUT LIMITATION, PETROLEUM AND PETROLEUM PRODUCTS, ASBESTOS, CHLOROFLUOROCARBONS, RADON GAS AND POLYCHLORINATED BIPHENYLS. THE TERM “ENVIRONMENTAL LAW(S)” SHALL MEAN ALL STATUTES, ORDINANCES, BYLAWS, RULES AND REGULATIONS, EXECUTIVE ORDERS AND OTHER ADMINISTRATIVE ORDERS, JUDGMENTS, DECREES, INJUNCTIONS AND OTHER JUDICIAL ORDERS OF OR BY ANY GOVERNMENTAL AUTHORITY, NOW OR HEREAFTER IN EFFECT, RELATING TO POLLUTION OR PROTECTION OF HUMAN HEALTH OR THE ENVIRONMENT INCLUDING, WITHOUT LIMITATION, EMISSIONS, DISCHARGES, RELEASES OR THREATENED RELEASES OF HAZARDOUS SUBSTANCES, OR THE MANUFACTURE, PROCESSING, DISTRIBUTION, USE, TREATMENT, STORAGE, DISPOSAL, TRANSPORT OR HANDLING OF HAZARDOUS SUBSTANCES.
     (VIII) ACCESS RIGHTS TO AND FROM THE PROPERTY.
     (IX) THE CONDITION OF TITLE OF THE PROPERTY.

     (X) THE ECONOMICS OF THE OPERATION OF THE PROPERTY.
     (XI) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY.
     (XII) THE LEASES, SERVICE CONTRACTS, AND OTHER AGREEMENTS AFFECTING THE PROPERTY.
     The provisions of this Paragraph 2(a) shall survive the Date of Closing.
     (b) Release. Buyer, on behalf of itself and its successors and assigns, waives Buyer’s right to recover from, and forever releases and discharges, each Seller, and each Seller’s affiliates, shareholders, employees, directors and officers, for, from and against any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and court costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, the physical condition of the Property, or any law or regulation applicable thereto including, without limitation, Environmental Laws; provided, however, this release shall not discharge claims arising against Sellers for breach of their Paragraph 4(a) representations asserted within the survival period or arising against Sellers under the agreements, documents and instruments to be delivered by Sellers at Closing. The provisions of this Paragraph 2(b) shall survive the Date of Closing.
3. Purchase Price, Deposit of Earnest Money and Disposition of Earnest Money.
     (a) Purchase Price. The purchase price to be paid by Buyer to Sellers for their respective interests in the Property is One Hundred Eighteen Million and No/100 Dollars ($118,000,000.00) (“Purchase Price”), which the parties agree is to be allocated as follows:

To Laguna North Land	$ TDB

To Laguna North Building	$ TDB

To Laguna South Land	$ TDB

To Laguna South Building	$ TDB

To FC27 Property	$ TDB
The foregoing allocation shall be completed by Sellers and communicated to Buyer prior to expiration of the Contingency Period. The Purchase Price is to be paid in lawful money of the United States on the Date of Closing (hereinafter defined) by federal funds wire transfer of immediately available funds to the accounts (as designated by Sellers) of or for the benefit of Sellers.
     (b) Deposit of Earnest Money.
     (i) Concurrently with the execution and delivery of this Agreement by Buyer, Buyer shall deposit with LandAmerica Commercial Services, 601 Union Street, Suite 1100, Seattle WA 98101 (“Title Company”) the sum of Five Million and No/100 Dollars ($5,000,000.00) representing the first deposit of earnest money paid hereunder by Buyer (“Initial Deposit”). A second deposit in the amount of Three Million and No/100 Dollars ($3,000,000.00) (“Second Deposit”) shall be payable by Buyer and deposited with the Title Company within two (2) business days of expiration of the Contingency Period (hereinafter defined) if Buyer does not exercise its right to terminate the Agreement in accordance with Paragraph 5(c) hereof. The Initial Deposit and Second Deposit, together with all interest earned thereon, are collectively referred to herein as the “Earnest Money.”
     (ii) The Earnest Money shall be held in escrow by the Title Company, as escrow agent, with instructions to disburse according to the terms, covenants and conditions of this Agreement. The Earnest Money shall be deposited in an interest-bearing account in a federally insured banking institution, with the interest earned thereon to be retained by Sellers, applied to the Purchase Price or returned with the Earnest Money, as the case may be, all according to the terms, covenants and conditions of this Agreement.
     (iii) The parties acknowledge that the Title Company, in its capacity as escrow agent, (A) is acting solely as a stakeholder at their request and for their convenience; (B) shall not be deemed to be the agent of either of the parties; and

(C) shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement, or involving negligence.
     (iv) If for any reason the Closing (as hereinafter defined) does not occur and Sellers or Buyer makes a written demand on the Title Company for payment of the Earnest Money, the Title Company shall give written notice of such demand to the other party. If the Title Company does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Title Company shall be authorized to pay the Earnest Money (with the interest earned thereon) to the party making the demand. If the Title Company receives such written objection within the ten (10) day period, the Title Company shall continue to hold the Earnest Money until otherwise directed by joint written instructions from Sellers and Buyer or until otherwise directed by a court of competent jurisdiction. Notwithstanding anything to the contrary contained herein, if Buyer makes written demand for the return of the Earnest Money at any time prior to the expiration of the Contingency Period and certifies to the Title Company that Buyer has complied with its obligations under Paragraph 3(c)(i), then the Title Company shall immediately return the Earnest Money (together with all interest earned thereon) to Buyer and Sellers hereby irrevocably authorize and direct the Title Company to comply immediately with such demand without any need to wait for the expiration of the 10-day period described above.
     (v) The Title Company shall acknowledge its agreement to these provisions by its execution of this Agreement in the space provided following the signatures of the parties.
(c) Disposition of Earnest Money.
     (i) If the Closing does not occur, Buyer shall return immediately to Sellers all materials and other information regarding the Property that Sellers have provided to Buyer and destroy all photocopies thereof as well provide Sellers with copies of any and all studies, reports, audits and/or other documentation arising out of, relating to or resulting from Buyer’s Property Inspection including, without limitation, environmental and engineering documents and studies. If Buyer terminates this Agreement in accordance with the terms of this Agreement and complies with Buyer’s obligations pursuant to the immediately preceding sentence, Buyer shall then be entitled to the return of the Earnest Money and the interest earned thereon.
     (ii) If the Closing occurs, Buyer shall receive a credit at Closing against the Purchase Price in an amount equal to the Earnest Money and the interest earned thereon (provided that the Title Company delivers the Earnest Money and the interest earned thereon to Sellers).

     (iii) If a Buyer’s default or a Sellers’ default occurs, Sellers’ and Buyer’s respective rights concerning the Earnest Money and the interest earned thereon shall be governed by the terms, covenants and conditions of Paragraph 11 hereof.
4.	Representations, Warranties, Covenants, and Agreements of Sellers and Buyer.
     (a) Sellers’ Representations and Warranties. To induce Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Sellers represent and warrant to Buyer as of the date hereof and as of the Closing Date, that:
     (i) No party has been granted by Sellers any license, lease or other right relating to the use or possession of the Property, or any part thereof, except the tenants under the Leases. No party has been granted by Sellers any right or option to acquire any interest in the Property except Buyer pursuant to the terms of this Agreement.
     (ii) Each Seller has the full right, power, and authority to sell and convey the Property interests it owns as provided in this Agreement and to carry out its obligations hereunder; all requisite action necessary to authorize each Seller to enter into this Agreement and to carry out its obligations hereunder has been or by the Closing will have been taken; and this Agreement and the documents to be delivered hereunder by Sellers do not violate any provision of any agreement or judicial order to which any Seller is a party or to which any Seller or the Property is subject.
     (iii) Except as set forth in Schedule 4(a), to Sellers’ knowledge the Property is not in material violation of any laws, statutes, rules, regulations, permits or ordinances of any governmental unit (federal, state, county, district, municipal, city or otherwise), including without limitation the Americans With Disabilities Act, building codes and other rules and regulations concerning the construction or design of the Buildings, and is not in violation of any laws pertaining to environmental matters or Hazardous Substances, or of any covenants to which the Property is subject, except as disclosed on Schedule 4(a). Sellers have not approved or consented to the Release of any Hazardous Substances on the Property, as such terms are defined in the Leases.
     (iv) To Sellers’ knowledge, the Property is in good repair and working order, ordinary wear and tear excepted, and is free from material defects.
     (v) No condemnation proceedings or similar actions or proceedings are now pending or, to Sellers’ knowledge, threatened against the Property or any part thereof, except as disclosed on Schedule 4(a).

     (vi) Sellers are not a party to any litigation, arbitration or administrative proceeding (i) with any present or former tenant of the Property, (ii) with any person or entity concerning any aspect of the Property or having or claiming any interest in the Property, or (iii) which affects or questions Sellers’ title to the Property or Sellers’ ability to perform its obligations under this Agreement. Sellers know of no presently pending or threatened litigation, arbitration or administrative proceeding affecting or questioning Sellers’ title to, or use of, the Property or any part thereof. There is no other litigation relating to the Property other than litigation that has been turned over to Sellers’ insurance carrier and in which such carrier has accepted defense of such action without reservation of right and which litigation is described on Schedule 4(a).
     (vii) Sellers are each duly organized, validly existing and in good standing under the laws of the state of Washington and are qualified to transact business in the state in which the Property is situated.
     (ix) No Seller has (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.
     (x) The Leases are in full force and effect and to each respective Seller’s knowledge neither that Seller nor any tenants under any of that Seller’s Leases is in default of any of the terms and conditions thereunder, nor is there any basis for any claim by either party to any such agreement that the other party will be in default after the expiration of any cure period provided for in the Leases. There are no pending or unpaid leasing commissions or unfunded tenant improvement allowances owing from Sellers. To each Seller’s respective knowledge, neither that Seller nor any party to any Service Contracts with that Seller is in default of any of the terms and conditions thereunder, nor is there any basis for any claim by either party to any such Service Contracts that the other party will be in default after the expiration of any cure period provided for in that Service Contract. There are no service contracts other than those listed on Schedule 4(a)(x).
The representations and warranties of Sellers contained herein shall survive the Closing for a period of one year following the Closing, and any breach of a representation or warranty that occurs after such one-year period shall not give rise to any claim by Buyer against Sellers. For purposes of this Agreement and any document delivered at Closing, whenever the “knowledge” of a Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of William P. Hart and Glenn P. Hart, at the times indicated, without any independent investigation having been made and without any implied duty to investigate.

     (b) Sellers’ Operations Pending Closing. From the date hereof through the Closing Date, Sellers agree as follows:
     (i) Sellers will not enter into any new, renewal, extension, modification or replacement of any existing Service Contract or enter into any new employment, maintenance, service, supply or other agreement relating to the Property without the express written permission of Buyer.
     (ii) Sellers will keep in full force and effect all existing fire, casualty, liability and extended coverage and other insurance policies naming Sellers as the insured which are maintained by Sellers and are presently in effect for the Property, or any portion of the Property.
     (iii) Sellers shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Property or any portion thereof without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed.
     (iv) Sellers shall give Buyer prompt notice of the institution of any litigation, arbitration or administrative proceeding of which it becomes aware prior to the Closing Date involving any Seller or the Property.
     (v) Sellers shall not enter into any new Leases or any other agreement affecting the Property, or amend, extend or terminate any Leases or any other agreement affecting the Property, without the prior written consent of Buyer.
     (c) Buyer’s Representations and Warranties. To induce Sellers to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing Date, that:
     (i) Buyer has the full right, power, and authority to purchase the Property as provided in this Agreement and to carry out its obligations hereunder; all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out its obligations hereunder has been or by the Closing will have been taken; and this Agreement and the documents to be delivered and actions to be taken by Buyer hereunder do not violate any provision of any agreement or judicial order to which any Buyer is a party or is subject.
     (ii) Buyer is not a party to any litigation, arbitration or administrative proceeding that affects or questions Buyer’s ability to perform its obligations under this Agreement.
     (iii) Buyer is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as set forth in the preamble to this Agreement.

     (iv) Buyer has not (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.
The representations and warranties of Buyer contained herein shall survive the Closing for a period of one year following the Closing, and any breach of a representation or warranty that is first asserted after such one-year period shall not give rise to any claim by Sellers against Buyer.
5. Buyer’s Conditions Precedent to Closing. The Closing on Buyer’s obligation to purchase the Property is made specifically contingent upon the following:
     (a) Buyer’s Due Diligence. Buyer shall have the right for a period ending at 5:00 pm Seattle time on December 13, 2006 (the “Contingency Period”), to inspect the Property and all books and records maintained by or for Sellers with respect to the Property and the operation thereof, and to conduct such investigations, tests and studies (including without limitation environmental investigations, tests and studies, and zoning, land use, and building regulations affecting the Property) as Buyer may deem necessary or appropriate in its sole discretion in order to determine if Buyer desires to purchase the Property. The costs and expenses of such inspection, investigations, tests and studies shall be borne solely by Buyer. To facilitate Buyer’s inspection and review, Sellers agree that upon Buyer’s acceptance of this Agreement, Sellers shall furnish to Buyer the following information and documents and Buyer shall promptly acknowledge in writing to Sellers its receipt of each listed item:
     (i) a current rent roll, certified as true and correct to Sellers’ knowledge, and copies of existing leases and all amendments thereto;
     (ii) a copy of Sellers’ current title insurance policy;
     (iii) a copy of any environmental or hazardous waste inspection reports in Sellers’ possession;
     (iv) the ALTA Survey obtained by Sellers at the time of acquisition of the Property, and any as built surveys and updates to the ALTA Survey in Sellers’ possession or control;
     (v) aerial and premises photographs of the Land and Buildings in Sellers’ possession, if any;

     (vi) a copy of all “as-built” plans and specifications with respect to the Buildings that Sellers possess, together with a copy of all engineering, soils, seismic and structural reports, if any, in Sellers’ possession;
     (vii) a list of all personal property, included in the Property, if any;
     (viii) a summary of the historic and current operating costs of the Property, itemized by year and by month and by account;
     (ix) all assessments, all certificates of occupancy, and relevant permits required for the operation of the Property;
     (x) maintenance records, Service Contracts and other contracts or documents to which each Seller is a party that relate to the ownership, operation, repair, maintenance or leasing of the Property.
Additionally, during the Contingency Period, Sellers shall furnish to Buyer or make available to Buyer for review at Sellers’ offices such other documents, materials and information in Seller’s possession and relating to the Property as Buyer shall reasonably request.
All information provided by Sellers to Buyer or obtained by Buyer relating to the Property in the course of its review shall be treated as confidential information by Buyer in accordance with the provisions of Paragraph 30 hereof. Costs to update any such information shall be borne by Buyer.
     (b) Property Inspection. Buyer, at Buyer’s sole cost and expense shall have until the end of the Contingency Period to conduct Buyer’s Property Inspection. Buyer shall conduct Buyer’s Property Inspection pursuant to the following terms, covenants and conditions:
     (i) Prior to commencement of Buyer’s Property Inspection, Buyer shall submit to Sellers, in writing, for Sellers’ approval, which approval shall not be unreasonably withheld or delayed, Buyer’s proposals for any environmental or physical property testing. In such regard:
     (A) Buyer shall provide to Sellers at least two (2) business days (or such longer period as may be required by the lease of any affected tenant) prior written notice should Buyer elect to take soil and groundwater samples from the Property. Buyer shall not undertake any such sampling without first having submitted a sampling plan to Sellers for Sellers’ prior written approval, which approval shall not be unreasonably withheld or delayed. The sampling plan must be submitted to Sellers no less than two (2) business days prior to commencement of any such sampling activities.

     (B) Buyer shall retain split samples for Sellers and shall deliver such split samples to Sellers’ Representative (as hereinafter defined), within five (5) days of such samples being taken.
     (C) Buyer shall provide to Sellers copies of all results of such sampling and other reports conducted by or for Buyer regarding the environmental condition of the Property, and all drafts thereof reviewed by Buyer, within five (5) days of receipt of such reports or drafts by Buyer.
     (ii) Buyer’s Property Inspection shall be conducted in a reasonable manner and shall not disturb the quiet enjoyment of Sellers or Sellers’ tenants.
     (iii) Sellers will have the right to have Sellers’ Representative accompany Buyer’s Representative (as hereinafter defined) and any other agents or designees of Buyer while they are in, on or about the Property.
     (iv) Buyer shall provide Sellers two (2) days prior notice (which may be oral) before accessing the Property to conduct Buyer’s Property Inspection.
     (v) Buyer will restore any damage to the Property as a result of Buyer’s Property Inspection, at Buyer’s sole cost and expense. Until restoration is complete, Buyer shall take all steps necessary to insure that any conditions on the Property created by Buyer’s Property Inspection will not interfere with the quiet enjoyment or operation of the Property or create any dangerous, unhealthy, unsightly or noisy condition on the Property.
     (vi) Buyer shall indemnify Sellers, and defend and hold harmless Sellers from and against any and all loss, costs, liability and expense (including reasonable attorneys’ fees) arising out of any deaths, personal injury or property damage, or mechanics liens or claims thereof, resulting from or in connection with Buyer’s Property Inspection or Buyer’s activities in, on or about the Property, except in each case to the extent arising from the negligence or willful misconduct of Sellers or their employees or agents; provided, however, Buyer’s indemnity obligation shall not apply to the costs to remediate, to reporting requirements, or to diminution of the value of the Property resulting from the discovery of a preexisting condition (“Buyer’s Indemnification”). Buyer’s Indemnification shall survive the Date of Closing or any earlier termination of the Agreement.
     (vii) Buyer shall provide Sellers with evidence of workers’ compensation and liability insurance satisfactory to Sellers to protect Sellers from any liability with respect to Buyer’s activities in, on or about the Property.
     (viii) Sellers and Buyer shall each designate representatives to act on their behalf in scheduling and arranging visits to and inspections of the Property. The representative of Sellers shall be Bill Hart or Glenn Hart, 14850 N.E. 31st

Circle, Redmond WA 98052, Telephone: 425-556-9100 (“Sellers’ Representative”), or such other individual to whom Sellers’ Representative delegates responsibility by written notice to Buyer from time to time. The representatives of Buyer shall be Ty Bennion, Bill Plantz, Randy Dixon, and Andy Wattula, Telephone: (206) 839-8400 (“Buyer’s Representative”) or such other individual to whom Buyer’s Representative may delegate responsibility by written notice to Sellers from time to time. Each party shall have the right to change its respective representative(s) by notice to the other party given in accordance with Paragraph 13 hereof.
     (ix) Sellers have made available, and will continue to make available, during the Contingency Period, to Buyer for examination, documentation in Sellers’ possession which directly relates and is relevant to the Property (including environmental documentation), except for documentation withheld by Sellers to preserve the work product or attorney/client privileges. Costs to update any information referred to in this subparagraph (b) shall be borne by Buyer.
     (c) Buyer’s Right to Terminate. If Buyer is not satisfied with the results of Buyer’s Due Diligence or Property Inspection prior to expiration of the Contingency Period, and Sellers will not agree to correct any matter to which Buyer objects, then Buyer may terminate this Agreement by giving written notice of termination to Sellers prior to expiration of the Contingency Period. If Buyer does not so terminate the Agreement prior to expiration of the Contingency Period, Buyer shall be conclusively presumed to have waived its right to terminate. In the event that this Agreement is terminated prior to expiration of the Contingency Period, except as expressly provided otherwise herein, (i) this Agreement shall become null and void and all Earnest Money paid by Buyer pursuant to Paragraph 3(b) hereof and the interest earned thereon shall be returned to Buyer (provided that Buyer complies with the requirements of Paragraph 3(c)(i)), (ii) neither party shall be liable for damages or have any further duties or obligations hereunder, and (iii) Buyer and Sellers shall execute such documentation as shall be necessary to relieve each party from all duties and obligations under this Agreement.
6. Insurability of Title.
     (a) Within five (5) days of Buyer’s acceptance of this Agreement, Sellers shall deliver to Buyer a commitment for an owner’s policy of title insurance, together with complete and legible copies of all exception and other documents or instruments referenced therein (collectively, the “Commitment”) issued by the Title Company committing to insure Buyer’s interest in the Property in an amount of insurance of not less than the Purchase Price. On the Date of Closing the Title Company, if requested by Buyer, shall issue an ALTA Owner’s Extended Coverage Policy of Title Insurance, or have irrevocably committed and agreed to issue such policy of title insurance, pursuant to the Commitment, insuring that title to the Land is vested in Buyer, free and clear of any and all liens, charges and encumbrances, except (i) the usual printed exceptions and exclusions contained in such policies of title insurance (other than such exceptions deleted in a policy of extended coverage, to the extent Buyer requests an ALTA Owner’s

Extended Coverage Policy); (ii) the lien of any real estate taxes and assessments, sewer and water and other utility rents and charges, personal property taxes, and other similar taxes and charges, which Buyer is obligated to assume and pay pursuant hereto; (iii) matters identified on the Survey which do not materially and adversely affect the use and operation of the Property in the manner currently used and operated; and (iv) the other title matters to which Buyer does not object (or is deemed to have waived objection) pursuant to Paragraph 6(b) or Paragraph 6(c) below (all of the matters referred to in clauses (i) through (iv) being hereinafter collectively referred to as the “Permitted Encumbrances”), and Buyer agrees that it will accept title to the Property subject to the Permitted Encumbrances, and that the sole evidence of title to the Property which Sellers is required to deliver to Buyer is the Commitment.
     (b) Within the period expiring on the later of twenty (20) days after the Date of the Agreement or fifteen (15) days after delivery to Buyer of the Commitment and the Survey (“Title Review Period”), Buyer shall give Sellers written notice of any objections to the condition of title as set forth in the Commitment and the Survey (other than with respect to the Sellers’ Liens [hereinafter defined]). In the event Buyer fails to give a written notice to Sellers of objections to title within the Title Review Period, Buyer shall be deemed to have waived any objections to title (other than with respect to Sellers’ Liens) and to have accepted the condition of title as reflected by the Commitment and Survey. In the event Buyer gives a written notice to Sellers of objections to title within the Title Review Period, Sellers shall have the right, but not the obligation, to cure Buyer’s objections for a period of ten (10) days following receipt by Sellers of notice of Buyer’s objections (the “Cure Period”). If Sellers are unwilling or unable to cure Buyer’s objections within the Cure Period, Sellers shall so notify Buyer, in which event Buyer shall either (i) accept title in its current condition, without any adjustment in the Purchase Price, in which event Buyer’s objections shall be deemed to have been waived for all purposes, or (ii) terminate this Agreement by written notice to Sellers and the Title Company, in which event the Earnest Money shall be paid to Buyer. Notwithstanding anything to the contrary contained herein, Sellers shall satisfy in full, at or prior to Closing, any and all mortgages, deed of trusts and similar security instruments encumbering all or any part of the Property, any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Buyer or any of its agents), any delinquent taxes, assessments and governmental charges affecting all or any portion of the Property, and any judgment of record affecting the Property (all of the foregoing, collectively, the “Sellers’ Liens”), and in no event shall any of the Sellers’ Liens be deemed to be Permitted Encumbrances regardless of whether or not Buyer objects to them.
     (c) If, on the Date of Closing, the Title Company is unwilling to issue the title insurance policy, or to agree to issue the title insurance policy, as provided in the first paragraph of this Paragraph 6, without making exception for a lien, charge or encumbrance which is not a Permitted Encumbrance or accepted by Buyer as provided in the preceding paragraph, Sellers shall have a period of sixty (60) days thereafter within which to cause the Title Company to remove said exception or to agree to insure Buyer against any loss or damage which Buyer may sustain or incur by reason of the existence thereof. During said sixty (60) day period, the closing of the sale and purchase contemplated hereby shall be postponed, but upon removal of said exception or agreement by the Title Company to insure Buyer against any and all loss or damage which Buyer may sustain or incur by reason of the existence thereof, and within five (5) business days thereafter, the sale and purchase contemplated hereby shall be closed in accordance with the terms, covenants and conditions of this Agreement. If, within said sixty (60) day period, the Title Company does not remove said exception or agree to insure Buyer against any and all loss or damage which Buyer may sustain or incur by reason of the existence thereof, Buyer, as Buyer’s sole and exclusive remedy, may elect to either (i) terminate this Agreement, in which event (A) this Agreement shall become null and void and all Earnest Money paid by Buyer pursuant to Paragraph 3(b) hereof and the interest earned thereon shall be returned to Buyer (provided that Buyer complies with the requirements of Paragraph 3(c)(i)), (B) neither party shall be liable for damages or have any further duties or obligations hereunder, and (C) Buyer and Sellers shall execute such documentation as shall be necessary to relieve each party from all duties and obligations under this Agreement; or (ii) consummate the transaction contemplated by this Agreement in the same manner as if there had been no such exception made by the Title Company, with no reduction of the Purchase Price, in which event Sellers shall have no obligation to expend any money or take any further action with regard to such exception.
7. Closing Documents.
     (a) At Closing (except that the Tenant Estoppel Certificates required by Paragraph 7(a)(iii) shall be delivered to Buyer at least two (2) business days prior to Closing) Sellers shall take the following actions and/or deliver or cause to be delivered the following items:
     (i) Deed and Bills of Sale. Laguna North Land Sellers, Laguna South Land Sellers, and FC27 Sellers shall convey fee simple title to the Land free and clear of all liens, charges and encumbrances, except the Permitted Encumbrances, by statutory warranty deed. The other Sellers shall convey their interests in leases and improvements thereon by deeds and/or assignments and bills of sale in substantially the form attached hereto as Exhibit F.
     (ii) Non-Foreign Person Certificate. Certifications of non-foreign status representing as to each Seller that it is not a “foreign person” as defined in Code Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended.
     (iii) Estoppel Certificates. Tenant Estoppel Certificates from each tenant of the Property, in substantially the form attached hereto as Exhibit G, and disclosing no adverse matters.
     (iv) Assignments. Assignments of Leases, Rents, and Deposits in substantially the form attached hereto as Exhibit H, and Assignment of Contracts, Permits, Rights, and Intangibles in substantially the form attached hereto as Exhibit I.

     (v) The ALTA Owner’s Extended Coverage Policy of Title Insurance issued by the Title Company as provided for herein.
     (vi) Notices to the tenants under the Leases (the “Tenant Notices”), executed by the respective Sellers, advising the tenants of the sale of the Property to Buyer, and stating that future rents should be paid as specified by Buyer. The Tenant Notices shall also be executed by Buyer and shall contain a statement acknowledging that Buyer has received and is responsible for the tenants’ security deposits and specifying the exact dollar amount of the deposits, if any.
     (vii) Executed originals of the Leases and Service Contracts assumed by Buyer, if originals are in Sellers’ possession.
     (viii) Sellers’ agreement to indemnify and hold Buyer harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees) which the Buyer may suffer or incur by reason of (A) any breach of any of the Sellers’ representations or warranties set forth in this Agreement, and (B) any act or cause of action occurring or accruing prior to the Closing Date and arising out of any act or failure to act of the Sellers relating to this Agreement or to the Property (other than any claim arising out of the condition of the Property, liability for which is limited to the Sellers’ representations and warranties herein).
     (ix) Keys and electronic pass cards or devices to all entrance doors to, and equipment and utility rooms and vault boxes located in, the Property, which keys and electronic pass cards or devices shall be properly tagged for identification; provided, Buyer shall enter into all required security arrangements with tenants, if any, prior to receipt of access to tenants’ secured areas.
     (x) The deposits, if any, under the Leases.
     (xi) Certificates of occupancy for the portions of the Buildings occupied by the tenants under the Leases.
     (xii) Such evidence of the authority of Sellers to consummate the Closing as the Title Company may require.
     (xiii) An inventory of personal property included in the Property as of the Closing Date.
     (xiv) Such other documents as may be reasonably required to consummate the sale and purchase contemplated hereby, which are not inconsistent with this Agreement, including, without limitation, receipt by the Title Company of written payoff instructions from all secured lenders.

     (xv) An executed original of that certain lease agreement in the form to be agreed upon by Sellers and Buyer prior to the expiration of the Contingency Period, and a deposit of One Million Five Hundred Thousand Dollars ($1,500,000) to an escrow account acceptable to Buyer with instructions to the escrow agent to pay from such deposit to Buyer monthly, as rent under such lease, all accrued interest on such deposit plus One Hundred Twenty-five Thousand Dollars ($125,000) for a period of twelve (12) months.
     (b) At Closing, Buyer shall deliver or cause to be delivered to Sellers the following items at the Closing:
     (i) The Purchase Price by wire transfer to Sellers, allocated as provided herein.
     (ii) The Buyer’s agreement to indemnify and hold Sellers harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees) which the Sellers may suffer or incur by reason of (A) any breach of any of the Buyer’s representations or warranties set forth in this Agreement, and (B) any act or cause of action occurring or accruing subsequent to the Closing Date and arising out of any act or failure to act of the Buyer relating to this Agreement or to the Property.
     (iv) Such evidence of the authority of Buyer to consummate the Closing as the Title Company may require.
     (v) The Buyer’s agreement to assume (A) all ground and operating leases and amendments thereto in effect pertaining to the Property, including, without limitation, all obligations thereunder, if any, of Sellers, to pay for future tenant improvement and leasing commissions, and (B) all Service Contracts pertaining to the Property.
     (vi) Such other documents as may be reasonably required to consummate the sale and purchase contemplated hereby, which are not inconsistent with this Agreement.
     (vii) An executed original of that certain lease agreement described in Paragraph 7(a)(xv).
8. Closing Costs and Prorations.
     (a) Title Insurance and Escrow Charges. Sellers shall pay one-half (1/2) of the escrow charges of the Title Company and the entire cost of the standard coverage owner’s policy of title insurance. Buyer shall pay one-half (1/2) of the escrow charges of the Title Company and the difference in cost (premiums and related taxes) between the standard coverage and the extended coverage. Buyer shall pay for any endorsements that Buyer elects to obtain.

     (b) Survey. Sellers shall deliver to Buyer the Survey. Any other survey requirements of Buyer shall be satisfied by Buyer, at Buyer’s expense.
     (c) Attorneys’ Fees. Buyer and Sellers shall each pay their respective counsel fees.
     (d) Taxes and Other Closing Costs. Sellers shall pay the real estate excise tax payable upon conveyance of that portion of the Property subject to the real estate excise tax. Buyer shall pay sales/use taxes payable on conveyance of that portion of the Property subject to sales/use taxes. Buyer shall pay any and all other costs associated with Closing including, without limitation, Deed recording fees, and any costs, expenses and fees relating to Buyer’s financing of the Property, including points, recording fees, and taxes relating to financing documents, commitment fees, etc.
     (e) Prorations of Rents, Real Estate Taxes, Assessments, Utilities and Operating Costs. Rents which have been collected as of the Closing Date (but not uncollected or delinquent rents), real estate taxes, assessments payable in installments, utility charges and/or operating costs shall be prorated as of 12:01 a.m. (Seattle time) on the Closing Date. All uncollected or delinquent rents received by Buyer after the Closing shall be collected by Buyer as the agent of Sellers, and remitted to Sellers within ten (10) days of receipt; provided, all receipts after Closing shall be applied first to current rents due and owing; provided, further, in the event any delinquent rents are not collected by Buyer and remitted to Sellers within ninety (90) days following the Closing, Buyer shall assign to Sellers the claim for delinquent rents. Sellers shall submit preliminary prorations to Buyer and the Title Company for rents, operating costs, and utilities three (3) business days before closing. The Title Company shall prepare and submit to Buyer and Sellers settlement statements one (1) business day before Closing.
     (f) Other Prorations and Adjustments. Sellers and Buyer are not aware of any other costs and expenses that must be adjusted between them on the Date of Closing and, if any such costs or expenses arise or become known to them on or before the Date of Closing, they shall be equitably adjusted between Sellers and Buyer in accordance with customary practice in King County, Washington.
     (g) Adjustment of Prorations/Price. Upon written notice delivered to Sellers no later than three (3) business days before Closing, Buyer may elect to pay portions of the closing costs which are otherwise to be prorated to or paid by Sellers at Closing (based upon the full purchase price), such as the real estate excise tax and the commission payable to Broker (hereinafter defined), with an equal reduction in the Purchase Price (such that the net proceeds to Sellers are not adversely affected by such combined adjustments).
     9. Date and Place of Closing. For the purposes of this Agreement, subject to the remaining provisions of this Paragraph 9, the terms “Closing,” “Closing Date,” and/or “Date of Closing” shall mean that date designated by Sellers upon no less that five (5) business days advance written notice (the “Sellers’ Closing Notice”) delivered to Buyer following the expiration of Buyer’s Contingency Period, or such later date to which the Closing may be postponed pursuant to Paragraph 6 hereof (subject to the remainder of this Paragraph 9). The date designated in the Sellers’ Closing Notice shall be deemed accepted by Buyer unless, within two (2) business days following Buyer’s receipt of such notice, Buyer (i) delivers written notice to Sellers (the “Buyer’s Alternate Closing Notice”) specifying an alternate Closing Date which must be no later than seven (7) business days after the date designated in the Sellers’ Closing Notice, and (ii) within three (3) business days after the delivery of the Buyer’s Alternate Closing Notice Buyer doubles the Earnest Money deposit. In the event Sellers have failed to give the Sellers’ Closing Notice to Buyer on or before April 1, 2007, Buyer may either (x) terminate this Agreement (in which case the Earnest Money and all interest earned thereon shall be immediately returned to Buyer so long as Buyer has complied with its obligations under Paragraph 3(c)(i)) or (y) enforce this Agreement pursuant to the terms of Paragraph 11(b), and in the event Buyer elects to proceed under this clause (y) Sellers shall be deemed to have given the Sellers’ Closing Notice on April 1, 2007 and designated April 6, 2007 as the Closing Date. The time of Closing shall be 9:00 a.m. (Seattle time) and the place of Closing shall be at the offices of the Title Company. Buyer hereby acknowledges and agrees that time is of the essence with respect to Closing and, provided all conditions to Closing have been satisfied and Sellers are prepared to fulfill completely their obligations hereunder and are not in default hereunder, the failure of Buyer to fulfill its obligations hereunder and cause Closing to occur by the Date of Closing shall constitute a material default hereunder. Sellers hereby covenant and agree to use good faith efforts to obtain all necessary items and deliverables in order to cause the Closing to occur on or before April 1, 2007.
10.	Intentionally Omitted.

11.	Default.
     (a) If all conditions to Closing have been satisfied and Sellers are prepared to fulfill completely their obligations hereunder and are not in default hereunder, then should Buyer fail to fulfill its obligations hereunder and cause Closing to occur by the Date of Closing, Sellers’ sole remedy shall be to terminate this Agreement and collect and retain, as liquidated damages, the Earnest Money together with any interest earned thereon (collectively, the “Liquidated Damages”). In the event Sellers terminate this Agreement and receive the Liquidated Damages, (i) this Agreement shall be null and void, (ii) neither party shall be liable for damages (except with respect to the Liquidated Damages received by Sellers, as well as Buyer’s obligation to pay Sellers’ attorney’s fees, if any, incurred as a result of Buyer’s default) or have any further duties or obligations hereunder, and (iii) Buyer and Sellers shall execute such documentation as shall be necessary to release each party from all further duties and obligations under or with respect to this Agreement. In the event of such termination, the Title Company is hereby irrevocably authorized and directed to pay the Liquidated Damages to Sellers.
     (b) Should Sellers or any one of them default in the performance of their obligations hereunder, and such default shall continue for a period of thirty (30) days (except as otherwise provided in Paragraph 6(c)) after written notice from Buyer to Sellers (provided, however, if (i) the nature of the default is such that it cannot be cured, there shall be no cure period, and (ii) the nature of the default is such that it cannot be cured within a period of thirty (30) days, but Sellers have commenced to cure said default within said thirty (30) day period and is diligently pursuing such cure, such period shall be extended to the period reasonably required to cure such default), Buyer shall have the right, at Buyer’s option, as Buyer’s sole and exclusive remedies, either (i) to terminate this Agreement, in which event (A) this Agreement shall be null and void and all Earnest Money paid by Buyer pursuant to Paragraph 3(b) hereof and the interest earned thereon shall be returned to Buyer (provided that Buyer complies with the requirements of Paragraph 3(c)(i) hereof), (B) neither party shall be liable for damages or have any further duties or obligations hereunder (except that Sellers shall pay Buyer’s attorneys’ fees, if any, incurred as a result of Sellers’ default), and (C) Buyer and Sellers shall execute such documentation as shall be necessary to release each party from all duties and obligations under this Agreement, or (ii) provided that such action is commenced within sixty (60) days after the originally scheduled Closing Date, to bring an action for specific performance of Sellers’ obligations hereunder and such further equitable relief as the court considering the issue shall determine appropriate, including attorneys fees to the substantially prevailing party. In the event of such termination, the Title Company is hereby irrevocably authorized and directed to forward the Earnest Money held by it pursuant to this Agreement, together with any interest earned thereof, to Buyer. In the event Buyer shall bring an action for specific performance, the Title Company shall retain the Earnest Money pending resolution of the action, either to be delivered to Sellers as a part of the Purchase Price or returned by Buyer, based upon the resolution of the dispute.
     The parties have agreed that Sellers’ actual damages, in the event of a failure to consummate this sale due to Buyer’s default, would be extremely difficult or impracticable to determine. After negotiation, the parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amount of the Earnest Money is a reasonable estimate of the damages that Sellers would incur in such event. By placing their initials below, each party specifically confirms the accuracy of the statements made above and the fact that each party was represented by counsel who explained, at the time this Agreement was made, the consequences of this liquidated damages provision.

Sellers	Buyer
12.	Damage and Destruction/Condemnation.
     (a) From and after the Date of the Agreement to the Date of Closing, Sellers shall continue to be considered the owner of the Property for all purposes and, except as set forth herein, shall be entitled to receive all insurance proceeds and/or condemnation awards that may become payable with regard to any damage or destruction and/or condemnation thereof. Sellers, between the Date of the Agreement and the Date of Closing, shall carry “all risk” (sometimes referred to as special extended form) property insurance coverage to the extent of full replacement cost on the Buildings.
     (b) Sellers and Buyer waive the provisions of all applicable laws relating to the occurrence of a casualty or condemnation between the Date of the Agreement and the Date of Closing, and Sellers and Buyer agree that the following provisions of this Paragraph 12 shall govern in lieu thereof.

     (c) If prior to the Closing hereunder all or a material part of the Property is damaged or destroyed by fire or other cause, or is taken by right of eminent domain or by condemnation, then in either of such events either Sellers or Buyer may, by notice given to the other party at or prior to the Date of Closing (but not more than fifteen (15) days after notice of such damage or destruction and/or taking is received by the party giving such notice), terminate this Agreement, in which event (i) this Agreement shall become null and void and all Earnest Money paid by Buyer pursuant to Paragraph 3(b) hereof and the interest earned thereon shall be returned to Buyer (provided that Buyer complies with the requirements of Paragraph 3(c)(i)), (ii) neither party shall be liable for damages or have any further duties or obligations hereunder, and (iii) Buyer and Sellers shall execute such documentation as shall be necessary to relieve each party from all duties and obligations under this Agreement. For the purposes of this paragraph 12, a “material part of the Property” shall mean (a) any damage, destruction, or taking of twenty-five percent (25%) or more of the net rentable area of the Buildings, or (b) any damage, destruction, or taking that allows for the termination of Leases aggregating twenty-five percent (25%) or more of the net rentable area of the Buildings.
     (d) If prior to the Closing a non-material part of the Property is damaged or destroyed by fire or other cause, or is taken by right of eminent domain or by condemnation, or a material part of the Property is damaged or destroyed by fire or other cause or taken by right of eminent domain or condemnation and neither Sellers nor Buyer have terminated this Agreement in accordance with the above-stated provisions, then Sellers as their sole obligation and at their sole election shall either (i) credit on account of the Purchase Price an amount equal to the net proceeds of any fire insurance plus Sellers’ insurance deductible and/or insurance retention and/or condemnation award actually received by Sellers (the term “net proceeds” as used in this paragraph to mean such proceeds reduced by (a) the reasonable cost of collection, and (b) the cost of any repairs effected by or on behalf of Sellers with Buyer’s consent, which consent shall not be unreasonably withheld or delayed), or (ii) if any such proceeds have not been received by Sellers, transfer and assign to Buyer, all of Sellers’ right, title and interest in and to any insurance proceeds and claims plus Sellers’ insurance deductible and/or insurance retention and/or condemnation proceeds payable to Sellers, and there shall be no abatement or credit on account of the Purchase Price and no duty or obligation on Sellers to repair or restore any damage or to make any repairs to the Property by reason of such fire, casualty or taking.
     13. Notices. Whenever in this Agreement it shall be required or permitted that notice or demand be given or served by either party to this Agreement, such notice or demand shall be given or served in writing and sent to Sellers and Buyer at the addresses set forth below:

To Sellers:	14850 N.E. 31st Circle
Redmond WA 98052
Attention: Bill Hart/Glenn Hart
Facsimile: 425-556-9200

With copy to:	Kinne Hawes
600 University Street, Suite 2424
Seattle WA 98101-1192
Facsimile: 206-464-0484

To Buyer:	Hines REIT Laguna Campus LLC
c/o Hines Interests Limited Partnership
800 Fifth Avenue Suite 3838
Seattle, WA 98104
Attention: W. Rand Dixon
Facsimile: 206-839-8401

With copy to:	Hines REIT Laguna Campus LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attention: Charles N. Hazen
Facsimile: 713-966-7851

And with a copy to:	Hines REIT Laguna Campus LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attention: Jason Maxwell
Facsimile: 713-966-2075

And with a copy to:	Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, TX 75201-2980
Attention: Joel M. Overton, Jr.
Facsimile: 214-661-4938
All such notices shall be sent by (i) certified or registered mail and shall be effective three (3) days after the date of mailing; (ii) Federal Express or similar overnight courier and shall be effective one (1) day after delivery to Federal Express or similar overnight courier; (iii) facsimile transmission and shall be effective on the date of confirmed electronic receipt of the transmission; or (iv) personal service and shall be effective on the same day as service. Any such address may be changed from time to time by either party serving notices as above provided.
     14. Successors and Permitted Assigns.
     (a) The terms, conditions and covenants hereof shall extend to and be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.
     (b) Buyer shall not assign this Agreement without the prior written consent of Sellers in each instance, which shall not be unreasonably withheld, conditioned, or delayed. Any attempted assignment without consent shall be null and void. Any assignment of Buyer’s interest hereunder shall be pursuant to a written assignment and assumption wherein the assignee shall assume and agree to pay and perform all of the terms, covenants and conditions of this Agreement to be paid or performed by Buyer hereunder, and shall not relieve or release Buyer of any liability hereunder.
     (c) Notwithstanding the limitations of Paragraph 14(b) above, either party may assign its rights hereunder (i) to an entity in which it has an economic interest and/or managerial control, or, as to Sellers, in which members of the family (i.e., children, siblings, nieces, nephews, grandchildren, and spouses of any of the foregoing) of a member of a Seller have an economic interest and/or managerial control, and (ii) but not its obligations, to an intermediary so that any one or more of the Sellers and/or the Buyer may effect a tax-deferred exchange under the Internal Revenue Code Section 1031, and the non-assigning party shall fully cooperate with the assigning party to facilitate the exchange, provided, however, that (A) the assigning party shall notify the other party of such assignment in writing no later than no later than ten (10) business days prior to the Date of Closing and shall deliver to the other party or parties a fully executed original of the assignment agreement with that notice; (B) the non-assigning party shall not incur any fees, costs, liability or costs associated with such exchange, and (C) the assigning party shall indemnify and hold the non-assigning party and any broker harmless from and against any liability or action that arises as a result of the exchange. No permitted assignment hereunder shall release the assigning party from any of its obligations to the other party hereunder or cause a delay in the Date of Closing.
     15. Survival of Covenants. Except as specifically set forth herein, the covenants, agreements and representations herein contained shall not survive the Date of Closing and shall not bind the parties subsequent to the Closing.
     16. Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Washington, without giving effect to the principles of conflicts of law thereof.
     17. Amendments. This Agreement may not be amended, modified, extended, revised or otherwise altered, nor may any party hereto be relieved of any of its liabilities or obligations hereunder, except by a written instrument duly executed by both parties. Any such written instrument entered into in accordance with the provisions of the preceding sentence shall be valid and enforceable notwithstanding the lack of separate legal consideration therefor.
     18. Headings. The title of this Agreement and the paragraph and other headings used in this Agreement have been inserted for convenience of reference only, are not part of the parties’ agreement, shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement and are not intended to have any legal effect. Accordingly, no reference shall be made to any such title or heading for the purpose of interpreting, construing or enforcing any of the provisions of this Agreements.
     19. Integration. This Agreement, including the exhibits and schedules attached to this Agreement, which are incorporated herein by this reference, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, proposals, offers, counteroffers, agreements and understandings of the parties regarding said subject matter, whether written or oral, all of which are hereby merged into and superseded by this Agreement.
     20. No Recordation of Agreements. Except as expressly permitted by Paragraph 30, none of this Agreement, any memorandum hereof, and any other document or instrument making reference to this Agreement shall be recorded or filed in any public records and any purported recordation or filing shall be deemed null, void and of no force or effect.
     21. Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Sellers and Buyer have contributed to the preparation of this Agreement.
     22. Waiver. Except as expressly provided herein, no waiver by any party of any failure or refusal of the other party to comply with its obligations under this Agreement shall be deemed a waiver of any other subsequent failure or refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.
     23. Severability. If any term or provision of this Agreement or application thereof to any person or circumstances shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
     24. Parties Not Partners. Nothing contained in this Agreement or any of the documents or instruments to be executed pursuant hereto shall constitute any one or more of Buyer and its officers, directors, successors and assigns, as partners with, agents for or principals of any one or more of Sellers and its officers, directors, successors and assigns.
     25. Attorneys’ Fees, Costs and Expenses. Anything to the contrary herein notwithstanding, in any action, proceeding or dispute resolution process arising from, out of or in connection with this Agreement and the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the other party hereto the costs, expenses and reasonable attorneys’ fees incurred by the prevailing party in connection therewith. Nothing contained in this Paragraph 25 is intended to limit any provision regarding payment of attorneys’ fees, costs, expenses and similar matters contained elsewhere in this Agreement or in any document or instrument executed and delivered pursuant to this Agreement.
     26. Cumulative Remedies. Unless expressly provided otherwise herein, the remedies of the parties provided for herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole and absolute discretion of the party for whose benefit such remedies are provided, and may be exercised as often as occasion therefor shall arise.

     27. Currency. All amounts to be paid hereunder shall be paid in the currency of the United States of America.
     28. Counterparts/Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Sellers and Buyer agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered.
     29. Brokerage Fees. Conditioned upon the actual consummation of the sale contemplated hereby, Sellers agree to pay to CB Richard Ellis Real Estate Services, LLC (the “Broker”) a commission in accordance with a separate commission agreement between Sellers and Broker. If the sale contemplated hereby is not actually consummated for any reason, including the default of either or both parties, no commission shall be payable. Neither Sellers nor Buyer has contracted with any other real estate broker, agent, finder or similar person in connection with the negotiation and execution of this Agreement, the transactions contemplated hereby or the sale and purchase of the Property. It is agreed that if any claims for any brokerage fees are ever made against Sellers or Buyer in connection with the transactions contemplated by this Agreement, all such claims shall be paid by the party whose commitments form the basis of such claims. Sellers and Buyer each agree to indemnify and hold harmless the other from and against any and all liabilities, claims, demands or actions for or with respect to any other brokerage fees asserted by any person, firm or corporation in connection with this Agreement or the transactions contemplated hereby, and any court costs, attorneys’ fees or other costs and expenses arising therefrom, insofar as any such liabilities, claims, demands or actions are based upon a contract or commitment of the indemnifying party. The provisions of this Paragraph 29 shall survive the Closing.
     30. Confidentiality. The parties shall keep the existence of this Agreement, the terms hereof, and any and all material obtained about the other party and the Property strictly confidential, and shall not disclose such information to any third party. Neither party shall make any public statement or disclosure concerning the existence or terms and conditions of this Agreement without prior notice to and approval of the other party, which approval shall not be unreasonably withheld, conditioned, or delayed. The foregoing shall not prohibit a party’s disclosure of the existence and terms and conditions of this Agreement to its attorneys, accountants, and other advisors assisting with the transaction, nor prohibit Buyer’s disclosure of same to prospective investors or otherwise as required by law, or as may reasonably be necessary for Buyer, its affiliates or any entity advised by Buyer’s affiliates to comply with any applicable federal or state securities laws, rules, or regulations, or to comply with the requirements of the Securities and Exchange Commission (“SEC”), the New York Stock Exchange (“NYSE”), or any similar agency or body, provided that each such person (other than the SEC, NYSE, and any similar agency or body) to whom disclosure is permitted is advised of the terms of this Paragraph 30 and agrees to comply with its terms. This provision shall survive the Closing or termination of this Agreement for a term of one (1) year.
     31. SEC Compliance. Sellers acknowledge that audited financial statements pertaining to the Property for the three (3) full calendar years prior to Closing and that portion of the calendar year prior to Closing in which Closing occurs are required to be filed by Buyer with the SEC after the Closing. Accordingly, Sellers agree to provide Buyer and its representatives reasonable access to Sellers’ books and records after the close of escrow upon reasonable advance notice for the sole purpose of conducting the required audit. Sellers shall cooperate (at no cost to Sellers) with Buyer and its auditor in the conduct of such audit by making its files available and allowing Buyer and its auditors the right to interview Sellers’ staff upon request of Buyer; provided, however, that (i) neither Sellers nor its staff shall have any obligation to sign or execute any letter or any other document in connection therewith, and (ii) none of Buyer, the SEC, or Buyer’s auditors shall have the right to rely on any interview with Sellers’ staff, and none of Sellers or any of Sellers’ staff shall have any liability in connection therewith. The provisions of this Paragraph 31 shall survive the Closing.
     32. Sellers’ Termination Option. This Agreement is being contemporaneously executed with a separate Real Estate Purchase Agreement dated of even date herewith between certain affiliates of Sellers and an affiliate of Buyer (the “Other Purchase Agreement”). The parties agree that in the event Buyer’s affiliate elects to terminate the Other Purchase Agreement for any reason, or fails to close under the Other Purchase Agreement for any reason, other than (i) a default by the sellers thereunder, (ii) in connection with a material casualty or condemnation entitling the buyer thereunder to terminate the Other Purchase Agreement, (iii) the failure of a condition to closing thereunder, or (iv) Microsoft’s exercise of its right of first refusal to purchase the property subject to the Other Purchase Agreement, then Sellers may elect the terminate this Agreement upon written notice to Buyer, provided that as a condition to any such termination of this Agreement the Earnest Money and all interest earned thereon are immediately returned to Buyer.
End of Page; Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.
SELLERS:
LAGUNA NORTH BUILDING SELLERS:

GPH Laguna North Building LLC		WPH Laguna North Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

JPH Laguna North Building LLC		CAC Laguna North Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its:	Manager	Its:	Manager

LAGUNA NORTH LAND SELLERS:

GPH Laguna North Land LLC		WPH Laguna North Land LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

JPH Laguna North Land LLC		CAC Laguna North Land LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its:	Manager	Its:	Manager

LAGUNA SOUTH BUILDING SELLERS:

GPH Laguna South Building LLC		WPH Laguna South Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

JPH Laguna South Building LLC		CAC Laguna South Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its:	Manager	Its:	Manager

CIH Laguna South Building LLC

By:	/s/ Glenn P. Hart
Glenn P. Hart
Its:	Manager

By:	/s/ William P. Hart

William P. Hart
Its:	Manager

LAGUNA SOUTH LAND SELLERS:

GPH Laguna South Land LLC		WPH Laguna South Land LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

JPH Laguna South Land LLC		CAC Laguna South Land LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its:	Manager	Its:	Manager

FC27 SELLERS:

GPH FC27 LLC		WPH FC27 LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

JPH FC27 LLC		CAC FC27 LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its:	Manager	Its:	Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its:	Manager	Its:	Manager

BUYER:

HINES REIT LAGUNA CAMPUS LLC,
a Delaware limited liability company

By:	/s/ Authorized Signatory

Its

     The undersigned hereby executes this Agreement for the sole purpose of acknowledging its agreement with the provisions of Paragraph 3(b) hereof relating to its duties and obligations as escrow agent hereunder.
LANDAMERICA COMMERCIAL SERVICES

By:	/s/ Authorized Signatory

Its:

Dated:		, 200

FIRST AMENDMENT TO
REAL ESTATE PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (“First Amendment”) is made and entered into effective November 29, 2006, by and between the undersigned sellers, consisting of the Laguna North Building Sellers, Laguna North Land Sellers, Laguna South Building Sellers, Laguna South Land Sellers, and FC27 Sellers, all of whom are Washington limited liability companies (individually a “Seller” and together “Sellers”) and Hines REIT Laguna Campus LLC, a Delaware limited liability company and/or its assigns (“Buyer”).
RECITALS
     On or about November 28, 2006, the parties entered into that certain real estate purchase and sale agreement (“Agreement”) for the purchase and sale of certain real and personal property described therein. The parties now desire to amend the Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, it is hereby mutually agreed by and between Sellers and Buyer as follows:
     1. Paragraph 9 of the Agreement shall be restated in its entirety, as follows:
     Date and Place of Closing. For the purposes of this Agreement, subject to the remaining provisions of this Paragraph 9, the terms “Closing,” “Closing Date,” and/or “Date of Closing” shall mean January 3, 2007. The time of Closing shall be 9:00 a.m. (Seattle time) and the place of Closing shall be at the offices of the Title Company. Buyer hereby acknowledges and agrees that time is of the essence with respect to Closing and, provided all conditions to Closing have been satisfied and Sellers are prepared to fulfill completely their obligations hereunder and are not in default hereunder, the failure of Buyer to fulfill its obligations hereunder and cause Closing to occur by the Date of Closing shall constitute a material default hereunder. Sellers hereby covenant and agree to use good faith efforts to obtain all necessary items and deliverables in order to cause the Closing to occur on January 3, 2007.
     2. Except for the restatement of Paragraph 9 set forth herein, the Agreement shall remain unmodified and in full force and effect. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
End of Page; Signature Pages Follow

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.
SELLERS:
LAGUNA NORTH BUILDING SELLERS:

GPH Laguna North Building LLC		WPH Laguna North Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

JPH Laguna North Building LLC		CAC Laguna North Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its: Manager		Its: Manager

2

LAGUNA NORTH LAND SELLERS:

GPH Laguna North Land LLC		WPH Laguna North Land LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

JPH Laguna North Land LLC		CAC Laguna North Land LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its: Manager		Its: Manager

LAGUNA SOUTH BUILDING SELLERS:

GPH Laguna South Building LLC		WPH Laguna South Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

JPH Laguna South Building LLC		CAC Laguna South Building LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its: Manager		Its: Manager

3

CIH Laguna South Building LLC

By:	/s/ Glenn P. Hart

Glenn P. Hart
Its: Manager

By:	/s/ William P. Hart

William P. Hart
Its: Manager

LAGUNA SOUTH LAND SELLERS:

GPH Laguna South Land LLC		WPH Laguna South Land LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

JPH Laguna South Land LLC		CAC Laguna South Land LLC

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its: Manager		Its: Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its: Manager		Its: Manager

FC27 SELLERS:

GPH FC27 LLC		WPH FC27 LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

4

JPH FC27 LLC		CAC FC27 LLC

By:	/s/ Glenn P. Hart	By:	/s/ William P. Hart

	Glenn P. Hart		William P. Hart
Its: Manager		Its: Manager

By:	/s/ William P. Hart	By:	/s/ Glenn P. Hart

	William P. Hart		Glenn P. Hart
Its: Manager		Its: Manager

BUYER:

HINES REIT LAGUNA CAMPUS LLC,
a Delaware limited liability company

By:	/s/ Authorized Signatory

Its

5

     The undersigned hereby executes this First Amendment to the Agreement for the sole purpose of acknowledging receipt of the first amendment and confirmation of the closing date.

LANDAMERICA COMMERCIAL SERVICES

	By:	/s/ Authorized Signatory

Its:

	Dated:		, 2006

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